Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2019, relating to the consolidated financial statements of Newgioco Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Pitagora Revisione S.r.l.

/s/ Roberto Seymandi

Roberto Seymandi, Partner

Turin, Italy

July 2, 2019